Exhibit 99.1

MESOCOAT, INC.

(A DEVELOPMENT STAGE ENTERPRISE)

February 28, 2011

TABLE OF CONTENTS

Page

Condensed Balance Sheets as at February 28, 2011 (unaudited) and May 31, 2010                           F-2

Unaudited Condensed Statements of Operations for the three and nine months ended

      February 28, 2011 and 2010, and cumulative from inception on May 18, 2007 through

      February 28, 2011                                                                                                                   F-3

Unaudited Condensed Statements of Cash Flows for the nine months ended February

      28, 2011 and 2010, and cumulative from inception on May 18, 2007 through February

      28, 2011                                                                                                                                  F-4

Notes to Financial Statements                                                                                                        F-5

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED BALANCE SHEETS

	February 28,	May 31,
	2011	2010
ASSETS

CURRENT ASSETS

Cash in bank	$ 801,250	$ 941,076
Accounts receivable	87,988	36,791
Prepaid expense (Note E)	2,500	-
Total Current Assets	891,738	977,867

PROPERTY & EQUIPMENT, net (Note F)	793,953	282,776

OTHER ASSETS
Patents and licenses, net (Note G)	134,909	93,798
Financing fees, net	4,192	5,506
	139,100	99,304

	$ 1,824,791	$ 1,359,948

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$ 256,001	$ 54,469
Accounts payable - related party	-	18,455
Current portion - capital lease obligation (Note J)	12,262	10,950
Accrued liabilities	32,405	46,351
Short term debt and accrued interest (Note H)	323,147	274,126
Total Current Liabilities	623,815	404,351

LONG TERM LIABILITIES

Long term debt, net of discount (Note I)	69,024	65,626
Capital lease obligation, net of current portion (Note J)	12,986	22,353
Total Long Term Liabilities	82,010	87,979

TOTAL LIABILITIES	705,825	492,330

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (Note L)
Common stock, $.01 par value, 2,000,000 and 2,000,000 shares authorized, 229,334 issued and outstanding as of February
28, 2011 and May 31, 2010, respectively	2,293	2,293

Paid in capital	1,520,469	1,518,903
Stock issuable	1,260,000	-
Retained (deficit) accumulated during the development stage	(1,663,796)	(653,578)

Total Stockholders' Equity	1,118,966	867,617

	$ 1,824,791	$ 1,359,948

The accompanying condensed notes are an integral part of these financial statements.

Exhibit 99.1

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

					Cumulative from
	For the Three Months Ended		For the Nine Months Ended		May 18, 2007
	February 28,		February 28,		(Inception) to
	2011	2010	2011	2010	February 28, 2011

REVENUES
Commercial	$ 28,730	$ 4,000	$ 41,226	$ 5,543	$ 59,734
Contract and grants	716,699	95,908	1,278,550	300,946	2,082,079
Other income	12,159	3,044	22,317	6,816	27,731
	757,589	102,952	1,342,094	313,305	2,169,545

COST OF REVENUES	550,162	271,559	1,548,736	378,878	2,248,325

GROSS PROFIT	207,426	(168,607)	(206,642)	(65,573)	(78,781)

EXPENSES
General and Administrative
Salaries & wages	73,255	25,698	202,101	32,509	330,994
Payroll taxes	31,815	11,092	67,754	23,020	117,749
Recruiting	-	41,668	-	41,668	156,185
Consultants	61,342	-	137,376	18,090	110,436
Other	133,461	37,588	311,797	76,721	608,744
Interest expense	5,154	7,909	17,598	14,388	55,038
Depreciation and amortization	9,286	13,178	26,907	13,178	60,548
Amortization of Note Discount	13,348	13,348	40,044	35,218	139,321
Disposal of assets	-	-	-	-	6,000

Total expenses	327,661	150,481	803,577	254,792	1,585,015

NET INCOME (LOSS)	$ (120,235)	$ (319,088)	$ (1,010,219)	$ (320,365)	$ (1,663,796)

NET INCOME (LOSS) PER SHARE	$ (0.52)	$ (1.44)	$ (4.41)	$ (1.84)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	229,334	222,282	229,334	173,829

The accompanying condensed notes are an integral part of these financial statements.

MESOCOAT, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

			Cumulative
	For the Nine Months Ended		from May 18, 2007 (Inception) to
	February 28,		February 28,
	2011	2010	2011

OPERATING ACTIVITIES
Net (loss) income	$ (1,010,219)	$ (320,365)	$ (1,663,796)

Adjustments to reconcile net (loss) income to net
cash provided by (used in) operating activities:
Depreciation and amortization	63,554	45,752	190,846
Amortization of deferred finance fees	1,314	1,022	4,381
Loss on disposal of equipment	-	-	6,000
Stock based compensation	1,567	1,467	5,273
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(51,195)	4,380	(87,988)
Decrease (increase) in prepaid expenses	(2,500)	-	(2,500)
Increase (decrease) in accounts payable	57,273	41,924	130,199
Interest accrued on short term debt	12,375	12,125	38,850
Increase (decrease) in accrued liabilities	(13,946)	8,172	32,404

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(941,776)	(205,523)	(1,346,330)

INVESTING ACTIVITIES:
Purchases of machinery and equipment	(408,293)	(50,604)	(723,542)
Capitalized patents and licenses	(45,099)	(20,593)	(146,065)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(453,392)	(71,197)	(869,607)

FINANCING ACTIVITIES
Proceeds from convertible notes	-	-	220,000
Borrowings of long term debt	3,398	25,321	70,557
Borrowing on capital lease obligations	-	-	46,700
Payment on capital lease obligations	(8,056)	(7,015)	(22,986)
Payments of financing fees	-	-	(8,574)
Net proceeds from sale of common stock	1,260,000	1,364,990	2,711,490

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,255,342	1,383,296	3,017,187

NET INCREASE (DECREASE) IN CASH	(139,826)	1,106,576	801,250

CASH, BEGINNING OF PERIOD	941,076	75,779	-
CASH, END OF PERIOD	$ 801,250	$ 1,182,355	$ 801,250

SUPPLEMENTAL CASH INFORMATION
Cash paid during the period for interest	$ 17,448	$ 15,829	$ 25,006

SUPPLEMENTAL NON-CASH TRANSACTIONS

Assets contributed for capital	$ -	$ -	$ 85,000
Equipment purchased through a capital lease arrangement	$ -	$ -	$ 46,950
Purchase of construction in progress
Construction in process	$ (125,804)	$ -	$ (125,804)
Accounts payable	125,804		125,804
	$ -	$ -	$ -

The accompanying condensed notes are an integral part of these financial statements.

NOTE A – BUSINESS

Nature of operations

MesoCoat, Inc. (the Company, we, our, or us) is in the business of developing commercialization coating solutions using nanotechnology, is in the development stage as defined under FASB ASC 915-10, "Development Stage Entities". The financial statements presented include the operations of the Company since inception. The Company is currently in the development stage, as operations consist primarily of research and development expenditures, and revenues from planned principal operations have not yet been realized. The company has invested heavily in intellectual property and machinery and equipment to initiate the research and development of the core technology. Currently, our revenue consists almost entirely of government grants and cooperative reimbursement agreements.

Background

The Company was incorporated as a wholly owned subsidiary of Powdermet, Inc. on May 18, 2007 as Powdermet Coating Technologies, Inc (a Nevada corporation). Operations began in 2008 and effective March 31, 2008 the Company was renamed MesoCoat, Inc. Future success of operations is subject to several technical hurdles and risk factors, including satisfactory product development, regulatory approval and market acceptance of the Company's products and the Company's continued ability to obtain future funding.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In the opinion of management, the accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the Company’s financial position as of February 28, 2011, and the results of its operations and cash flows for the three and nine months ended February 28, 2011, have been made.  Operating results for the nine months ended February 28, 2011 are not necessarily indicative of the results that may be expected for the year ended May 31, 2011.

These condensed financial statements should be read in conjunction with the financial statements and notes for the year ended May 31, 2010.

Development Stage Enterprise

At February 28, 2011, the Company’s business operations had not fully developed and the Company is highly dependent upon funding and therefore is considered a development stage enterprise.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Reclassifications

Certain amounts in the period ended February 28, 2010 financial statements have been reclassified to conform to the current period ended February 28, 2011 presentation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates and assumptions.

NOTE C – GOING CONCERN

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We have sustained operating losses since our inception.

As of February 28, 2011 we have an accumulated deficit of $1,663,796, a working capital surplus of $267,923 and a stockholders’ surplus of $1,118,966, but these will not be sufficient to fund our business plan for the next twelve months. During the nine months ended February 28, 2011 we had a net loss of $1,010,218 and cash used in operating activities of $815,973. Our ability to continue in existence is dependent on our ability to develop additional sources of capital, and/or achieve profitable operations and positive cash flows. Management’s plan is to aggressively pursue its present business plan. Since inception we have funded our operations through the issuance of common stock, related party loans and advances, and government grants, and will seek additional debt or equity financing as required. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE D – RECENT ACCOUNTING PRONOUNCEMENTS

We have examined all recent accounting pronouncements and believe that none of them will have a material impact on the financial statements of our company.

NOTE E – PREPAID EXPENSES

Prepaid expenses consist of the following at February 28, 2011:

Name	Description	Amount
HAHN LOESER & PARKS, LLP	Retainer on Legal services	$2,500

	Total	$2,500

There were no prepaid expenses at May 31, 2010.

NOTE F - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	February 28, 2011	May 31, 2010
Machinery and equipment	$241,310	$229,095
Construction in process – assets	562,737	45,099
Computer equipment and office furniture	10,762	9,514
Leasehold improvements	28,536	25,541
	843,345	309,249
Less accumulated depreciation	(49,392)	(26,473)
	$793,953	$282,776

Depreciation expense was $22,919 and $10,757 for the nine months ended February 28, 2011 and 2010, respectively.

Property and equipment under capital leases totaled $37,560 and $41,082, net of accumulated amortization, at February 28, 2011 and May 31, 2010, respectively. Amortization of assets held under capital leases is included within depreciation and amortization expense.

In the nine months ended February 28, 2011, we expended $517,638 on “Construction in Process” assets and will capitalize the asset when it is ready to be placed in service and begin the appropriate depreciation at that time. In the nine months ended February 28, 2011, we purchased $1,248 in office equipment, $12,215 in machinery and equipment, and $2,995 in leasehold improvements.

NOTE G - PATENTS AND LICENSES

Patents and licenses consist of the following:

	February 28, 2011	May 31, 2010
Patents and Licenses	$146,064	$100,965
	146,064	100,965
Less accumulated amortization	(11,155)	(7,167)
	$134,909	$93,798

Amortization expense was $3,988 and $2,421 for the nine months ended February 28, 2011 and 2010, respectively. In the nine months ended February 28, 2011, we have capitalized an additional $45,099 on patents and licenses, and have begun amortizing those according to our policy.

Estimated amortization expense at February 28, 2011 for the next five years is approximately $5,322 each year.

NOTE H - SHORT-TERM DEBT

Convertible promissory notes

As of February 28, 2011 and May 31, 2010, the Company had a balance outstanding net of discount of debt of $105,990 and $69,344, respectively, of bridge funding from a non-profit organization specializing in venture development. This note was executed on July 22, 2008, and we received two payments of proceeds totaling $220,000. On the event of a change of control or a capital investment, the note holder has the option to convert the outstanding balance and the accrued interest owed to shares of our Common Stock at a price determined by a computation defined in the senior secured convertible promissory note agreement. The conversion feature contains a provision to take the total of the outstanding balance add the outstanding interest and multiply by a multiple of between, 1.3 and 2.0, depending upon the date of the closing of the investment, and divide by the purchase price of the closing equity transaction. We have analyzed these notes per “Debt with Conversion and other Options” (ASC 470-20), and have determined that this constitutes a beneficial conversion feature (BCF), accordingly, we have computed a BCF amount of $66,000 and have recorded this as a portion of the discount on debt. We used the multiple of 1.3 as the multiple to compute our BCF, since the discount is limited to the face value of the note, and after the following described acceleration multiple, only leaves available this amount to use. Based upon these assumptions and the equity transaction discussed in Note L, below, we will use the share price of $32.50 per share of common stock; as of February 28, 2011, this note would be convertible to approximately 14,336 shares of our common stock.

Exhibit 99.1

In addition to the above Conversion feature, there is an acceleration clause upon a business combination of greater than 50% of our company. On December 10, 2009, we entered into such an agreement to sell a majority of our company to an unrelated entity, as discussed in Note L, this stock transaction represents the first option of a possible tiered stock sale. The same entity is in process to close the next round of the stock purchase that will bring their ownership over 50%, accordingly we have computed a Contingent loss liability of $178,308, and have recorded this as a discount on debt and are amortizing this and the additional amount of $66,000 from the above BCF over the life of the note, sixty months. Accordingly we will amortize $4,072 per month for the discount on debt. In the nine months ended February 28, 2011 and 2010, we amortized $36,646 and $32,574, respectively, and this is reflected in amortization of note discount in the accompanying statement of operations. As of February 28, 2011 and May 31, 2010, there remains a balance of discount on debt $114,011 and $150,656, respectively.

These notes rank senior to equity instruments of the Company in all respects including, but not limited to, liquidation, sale or merger preference, redemption, or dividend and interest rights. These notes are secured by the intellectual property and all assets of the company. We have classified these notes as Short term due to the above discussed callable feature, since we plan on completing an equity transaction that could trigger the feature.

The notes accrue interest at 7.5% per annum, compounded quarterly. Interest expense for this note for the nine months ended February 28, 2011 and 2010 was $12,375 and $12,125, respectively. Cumulative interest of $38,850 and $26,475 is accrued at February 28, 2011 and May 31, 2010, respectively, and is included in short-term debt. The Company has paid no interest related to these convertible debts. The notes mature July 22, 2013.

NOTE H - SHORT-TERM DEBT - continued

As of February 28, 2011 and May 31, 2010, short term debt consisted of the following:

	February 28, 2011	May 31, 2010
Jumpstart Principal	$220,000	$220,000
Jumpstart Discount on Debt	(114,011)	(150,656)
Jumpstart Contingent Loss on Debt	178,308	178,308
Jumpstart accrued interest	38,850	26,475
	$323,147	$274,126

As of February 28, 2011 and 2010, we had no restrictive covenants attached to any of the above referenced notes.

NOTE I - LONG-TERM DEBT

Term loan

The Company obtained a loan from the County of Cuyahoga, Ohio for $60,000 in July 2008. The loan bears interest at a rate of 0% per annum for the first three years and 3.5% per annum of the outstanding principal balance for the remaining seven years. The loan is collateralized by certain intellectual property of the Company. Principal and interest payments of approximately $800 are due monthly beginning August 2011. The loan matures July 10, 2018.

According to “Imputed Interest” (ASC 835-30-25), we have calculated imputed interest of 7.5% on the above note, and capitalized the amount of $42,250 with the principal amount of $60,000, and have recorded a debt discount of $42,250. As of February 28, 2011 and 2010, we amortized $3,398 and $3,589, respectively. As of February 28, 2011 and May 31, 2010, the balance of discount on debt is $33,226 and $36,624, respectively.

As of February 28, 2011 and May 31, 2010, long term debt consisted of the following:

	February 28, 2011	May 31, 2010
Magnet – CUY Note Principal	$102,250	$102,250
Magnet Discount on Debt	(33,226)	(36,624)
	$69,024	$65,626

As of February 28, 2011 and 2010, we had no restrictive covenants attached to any of the above referenced notes.

NOTE J – LEASES

The Company leases machinery and equipment under a capital lease arrangement, which expires December 2012.

The Company leases its office and laboratory space from a related party. The lease expired June 30, 2010 and has subsequently been extended on a month to month basis. In March 2010, the Company entered into noncancellable operating leases covering a corporate apartment and vehicle, which expire March 2011 and March 2012, respectively.

Total expense related to the operating leases was $50,400 and $1,800 for the nine months ended February 28, 2011 and 2010. Interest expense for this lease for the nine months ended February 28, 2011 and 2010 was $3,723 and $6,772, respectively.

Minimum annual rental commitments are as follows at February 28, 2011:

	Capital Leases	Operating Leases
2011	$ 3,816	$ 11,448
2012	15,264	1,190
2013	10,176	0
Total minimum lease payments	29,256	12,638
Less amount representing interest	4,008
Present value of net minimum capital lease payments	25,248
Less current maturities	12,262
Long-term obligations under capital leases	$ 12,986

NOTE K – GRANTS

The Company has applied for and received certain grants since inception as a funding source for its operation. In general, the Company incurs various research and development costs and administrative costs and recovers a portion of these costs from the grantor. Research and development costs for the nine months ended February 28, 2011 and 2010, were $659,184 and $124,029, respectively. Revenue associated with grants is as follows for the nine months ended February 28:

	2011	2010	Total since inception
Department of Energy	$870,454	$248,244	$1,583,552
Department of Commerce	408,096	-	408,096
Edison Material Technology Center	-	52,702	90,431
Total grants	$1,278,550	$300,946	$2,082,079

NOTE L – CAPITALIZATION

Common Shares - Authorized

The Company has 2,000,000 common shares authorized at a par value of $0.01 per share as of February 28, 2011, and 2010.  All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all the directors of the Company.

Common Stock Issuances

For the nine months ended February 28, 2011 and 2010, we had outstanding 229,334 and 229,334 shares of our common stock, respectively. For the nine months ended February 28, 2011 and 2010, we issued the following shares:

During December 2009, the Company issued 79,334 shares of common stock at a price of $17.65 per share for a total amount of $1,400,030. After deducting issuance costs of $35,040, we received net cash proceeds of $1,364,990. The stockholder agreement, described below, allows for future issuance of shares of the common stock at a fixed price.

Share Purchase – Investment Agreement

On December 11, 2009 we entered into an Investment Agreement (“Agreement”) with Abakan, Inc., (“Abakan”) and Powdermet Inc., our majority shareholder. Pursuant to the Agreement, Abakan subscribed to a fully diluted thirty four percent (34%) equity interest in our common stock in exchange for $1,400,000 and a series of options to acquire up to one hundred percent (100%) of our common stock on the satisfaction of certain conditions. The closing of the Agreement also entitled the Company to appoint two directors to our Company’s five person board of directors.

The initial option entitles Abakan to subscribe to an additional seventeen percent (17%) equity interest in our common stock in exchange for two million eight hundred thousand dollars ($2,800,000) within twelve (12) months of the closing date of the Agreement. Exercise of the initial option would increase Abakan’s holdings to a fully diluted fifty one percent (51%) of our common stock and entitle Abakan to offer an independent director to serve as one of the five appointed to our board of directors. Further, the exercise of the initial option would cause the Shareholders Agreement, executed concurrently with the Agreement, to become effective. The Shareholders Agreement governs the actions of our shareholders in certain aspects of corporate action and creates an obligation for existing shareholders and any new shareholders to be bound in like manner.

The second option entitles Abakan to subscribe to an additional twenty four percent (24%) equity interest in our common stock in exchange for sixteen million dollars ($16,000,000) within twelve (12) months of the exercise of the initial option. Exercise of the second option would increase Abakan’s holdings to a fully diluted seventy five percent (75%) of our common stock and entitle Abakan’s management to appoint a fourth director to our five person board of directors.

NOTE L – CAPITALIZATION - continued

The third option entitles outside shareholders of our common stock, for a period of twelve (12) months after the exercise of the second option, to cause Abakan to pay an aggregate amount of fourteen million six hundred thousand dollars ($14,600,000) payable in shares of the Abakan’s common stock or a combination of cash and stock, as provided in the Agreement, in exchange for all remaining shares of our common stock, on a fully diluted basis, not then held by Abakan.

As of the year ended, May 31, 2010, Abakan made the initial investment of $1,400,030 less offering costs of $35,040 for a thirty – four (34) percentage ownership of MesoCoat, Inc.

As of the nine months ended February 28, 2011, we received from Abakan $1,260,000, which is partial payment on the round two investments, discussed above and is reflected as stock issuable on the accompanying financials.

NOTE M - LICENSE AGREEMENT — RELATED PARTY

The Company has a license agreement with Powdermet, Inc, a shareholder, which grants the Company an exclusive license to the use of technical information, proprietary know-how, data and patent rights assigned to and/or owned by Powdermet, Inc. The agreement will end upon the last to expire valid claim of licensed patents, unless terminated earlier within the terms of the agreement.

As part of the agreement, the Company has a commitment to purchase consumable powders from Powdermet, Inc. through July 1, 2013. Also, as part of the agreement the Company will receive technology transition, maintenance, installation and facility support on a cost reimbursement basis. Total expense related to the cost reimbursement was $117,110 and $22,525 for the nine months ended February 28, 2011 and 2010, respectively. At February 28, 2011 and May 31, 2010, $-0- and $18,455, respectively, of reimbursement costs are included in accounts payable.

NOTE N - PATENT LICENSE AGREEMENT

The Company has an exclusive commercial patent license agreement with a third party which requires the Company to invest in the research and development of technology and the market for products by committing to a certain level of personnel hours and $350,000 of expenditures, both of these conditions were satisfied in December 2009.

The patent license agreement required a $10,000 execution fee in 2009 and required a $40,000 execution fee upon the achievement of a certain milestone as defined in the agreement. We paid the $10,000 in December 2009 and the $40,000 in July 2010.

The patent license agreement requires royalty payments equal to 2.5% of net sales of the product sold by the Company beginning after the first commercial sale. For the first calendar year after the achievement of a certain milestone and the following two calendar years during the term of the agreement, the Company will pay a minimum annual royalty payment of $10,000, $15,000 and $20,000 respectively. No royalty payments have been made through February 28, 2011. As of the period ended February 28, 2011, we have completed all required payments and actions, and are not in default of the agreement.

NOTE O - STOCK OPTION PLAN

The Company's stock option plan is intended to advance the interest of the Company and its shareholders by enhancing the Company's ability to attract and retain employees, directors and consultants, to provide such individuals with a proprietary interest in the Company and to stimulate the interest of those individuals in the development and financial success of the Company. The plan is administered by the Board of Directors of the Company. Options granted under the plan can be either incentive stock options or non-qualified stock options. The Plan authorizes the issuance of a maximum of 9,000 shares of the Company's Common Stock. The weighted average remaining contractual life of all currently outstanding options is 4.6 years. These options have a term of 6 years and will expire beginning August 2014 through November 2014.

The fair value of options at the date of grant was estimated using the Black-Scholes option- pricing model with the following principal assumptions:

Risk-free interest rate                                      2.56% - 3.23%

Expected life (years)                                                        6 years

Expected volatility                                                          225.0%

Expected dividends                                                            None

The risk-free interest rates are based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the approximate expected life of the option. The expected stock price volatility rates are based on comparable companies.

On August 14, 2008, we granted to one of our employees 3,200 stock options with an exercise price of $2.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date. On November 7, 2008, we granted to another of our employees 1,000 stock options with an exercise price of $1.00 per share. The options will expire six years from the grant date, and the options will vest 25% on the first anniversary of the grant date, and the remaining 75% will vest in prorate shares equally over the next three years after the first anniversary of the grant date.

A summary of the options granted to employees and non-employees under the plan and changes during the nine months ended February 28, 2011 and May 31, 2010 is presented below:

NOTE O - STOCK OPTION PLAN - continued

	Number of Options	Weighted Average Exercise Price	Aggregate Fair Value
Balance at June 1, 2009	4,200	$1.95	$8,358
Granted	-	0.00	-
Exercised	-	0.00	-
Forfeited or Expired	-	0.00	-
Balance at May 31, 2010	4,200	$1.95	$8,358
Exercisable at May 31, 2010	1,050	$1.99	$2,090
Weighted average fair value of options granted during the year		$0.00

Balance at June 1, 2010	4,200	$1.95	$8,358
Granted	-	0.00	-
Exercised	-	0.00	-
Forfeited or Expired	-	0.00	-
Balance at February 28, 2011	4,200	$1.95	$8,358
Exercisable at February 28, 2011	2,100	$1.99	$4,179
Weighted average fair value of options granted during the year		$0.00

The following table summarizes information about employee stock options under the 2009 Plan outstanding at February 28, 2011:

Options Outstanding					Options Exercisable
Range of Exercise Price	Number Outstanding at May 31, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Fair Value	Number Exercisable at May 31, 2010	Weighted Average Exercise Price	Aggregate Fair Value
$1.00	1,000	4.00 Years	$1.96	$1,992	500	$1.99	$996
$2.00	3,200	4.00 Years	$1.95	$6,366	1,600	$1.98	$3,183
	4,200	2.00 Years	$1.95	$8,358	2,100	$1.99	$4,179

The total value of employee and non-employee stock options granted during the years ended May 31, 2010 and 2009, was $-0- and $8,358, respectively. During nine months ended February 28, 2011 and 2010, the Company recorded $1,567 and $1,467, respectively, in stock-based compensation expense relating to stock option grants.

At February 28, 2011 there was $3,086 of total unrecognized compensation cost related to stock options granted under the plan.  That cost is expected to be recognized pro rata through January 25, 2014.

NOTE P - General and Administrative Expenses – other

For the nine months ended February 28, 2011 other expenses – general and administrative included the following:

Description	Amount
Employee Benefits	$ 78,762
Rent Expense	50,400
Office Expense	42,598
Utilities	58,353
Travel	24,230
Professional fees	17,173
Repairs and maintenance	13,756
Computer expenses	11,336
Insurance	7,707
Telephone	5,579
Taxes and License	1,903
$ 311,797

NOTE Q– SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification (ASC) topic 855-10 “Subsequent Events”, the Company has evaluated subsequent events through the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.